UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Utah Avenue, Suite 150, South San Francisco, California, 94080 (Address of principal executive offices) (Zip Code)

(650) 392-8412

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

(a)

On June 18, 2019, Daniel Janney notified Sutro Biopharma, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), including as the Chair of the Board and from the Compensation Committee and the Nominating and Governance Committee, effective June 24, 2019. Mr. Janney’s decision was not the result of any disagreement with the Company.

(d)

On June 21, 2019, the Board appointed Connie Matsui as a Class II director, Chair of the Board, Chair and member of the Nominating and Governance Committee and member of the Compensation Committee, effective as of June 24, 2019.

In connection with her election as a non-employee director of the Board, Ms. Matsui will receive a pro rata portion of the $35,000 annual retainer for service as a director for the remaining portion of the year, a pro rata portion of the $35,000 annual retainer for service as Chair of the Board for the remaining portion of the year, a pro rata portion of the $10,000 annual retainer for service as the Chair of the Nominating and Governance Committee for the remaining portion of the year, and a pro rata portion of the $5,000 annual retainer for service as a member of the Compensation Committee for the remaining portion of the year, each in accordance with the Company’s existing compensation policy for non-employee directors. In addition, the Board granted to Ms. Matsui, effective June 24, 2019, a stock option to purchase 23,076 shares of common stock at an exercise price equal to the closing sale price of the common stock on June 24, 2019, as reported by the Nasdaq Global Market, which will vest monthly over three years, subject to Ms. Matsui’s continued service to the Company.

The Company has entered into its standard form of indemnification agreement with Ms. Matsui. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2018 and incorporated by reference herein.

There are no arrangements or understandings between Ms. Matsui and any other persons pursuant to which Ms. Matsui was selected as a member of the Board. There are also no family relationships between Ms. Matsui and any director or executive officer of the Company, nor does Ms. Matsui have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: June 24, 2019	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer